UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 3, 2009

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Heritage Bankshares, Inc. on February 4, 2009 (the “Original Report”) is being filed solely for the purpose of correcting a calculation error that resulted in an incorrect statement of “Tier 1 leverage ratio” on the last page (“Other Selected Financial Information”) of the Press Release included as Exhibit 99.1 to the Original Report. For both the three months ended December 31, 2008 and twelve months ended December 31, 2008, the Tier 1 leverage ratio was 9.94% (as reflected in the amended Press Release included as Exhibit 99.1 to this Form 8-K/A), rather than 10.03% (as reflected in the Press Release included as Exhibit 99.1 to the Original Report). Except for the foregoing correction, there have been no other changes to the Original Report or the Press Release included therein.

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 3, 2009, Heritage Bankshares, Inc. (the “Company”) issued a press release related to its results of operations and financial condition for the quarter and year ended December 31, 2008, which press release is amended by this Form 8-K/A as noted above (the “Press Release”). The text of the Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The Company will include audited financial statements and additional analyses for the year ended December 31, 2008 as part of its Form 10-K covering the period.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued by Heritage Bankshares, Inc. on February 3, 2009, as amended by this Form 8-K/A.

Heritage Bankshares, Inc.
(Registrant)

February 6, 2009	/s/ John O. Guthrie
John O. Guthrie Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Heritage Bankshares, Inc. on February 3, 2009, as amended by this Form 8-K/A